UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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BARFRESH FOOD GROUP, INC.

(Name of Registrant as Specified in its Charter)

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3600 Wilshire Boulevard Suite 1720, Los Angeles, CA 90010

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

NO VOTE OR ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

About this Information Statement

This Information Statement is first being mailed on or about November __, 2020 to the holders of record at the close of business on October 25, 2020 of shares of common stock, par value $0.000001 per share (the “Common Stock”) of Barfresh Food Group, Inc., a Delaware corporation (“we”, “us” or the “Company”), providing notice of stockholder action as permitted by the Securities Exchange Act of 1934 (the “Exchange Act”).

This Information Statement is being furnished to our stockholders in connection with action by written consent in lieu of an annual meeting by the holders of a majority of the Company’s outstanding voting power (the “Consenting Stockholders.”)

What action was taken by written consent?

The Consenting Stockholders consented to (i) the election of members to the Company’s board of directors (the “Board”), (ii) ratification of the appointment of Eide Bailly LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and (iii) the approval of a Reverse Stock Split of the Corporation’s issued and outstanding shares of Common Stock at a ratio in the range of 1-for-2 to 1-for-40, with such ratio to be determined in the discretion of the Board and with such Reverse Stock Split to be effected at such time and date as determined by the Board in its sole discretion (but in no event later than December 31, 2021) (the “Reverse Stock Split”).

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken. In addition, pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), the action to be taken by majority written consent in lieu of a stockholder meeting does not create appraisal or dissenters’ rights.

Our board of directors determined to pursue stockholder action by majority written consent of those shares entitled to vote to reduce the costs and management time required to hold a meeting of stockholders and to implement the above actions in a timely manner. We are paying the expenses of furnishing this Information Statement to our stockholders, including the cost of preparing, assembling and mailing this Information Statement.

When is the record date?

The close of business on October 25, 2020 is the record date (the “Record Date”) for the determination of stockholders entitled to consent and to receive this Information Statement.

Information Statement – page 1

What constitutes the voting power of the Company?

As of the Record Date, the Consenting Stockholders held 77,994,217 shares of Common Stock, or approximately 52.3% of the outstanding shares of Common Stock of the Company entitled to vote.

The DGCL and our Certificate of Incorporation permit our stockholders to approve by written consent any action required or permitted to be taken at a stockholders’ meeting, as if the action were taken at a duly constituted meeting of our stockholders. In late September 2020, the Board adopted a resolution recommending the members of the Board, recommending the ) ratification of the appointment of Eide Bailly LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and recommending approval of the Reverse Stock Split. No director of the Company has informed the Company in writing that the director intends to oppose any action to be taken by the Company in this Information Statement.

On October 26, 2020, (the “Approval Date”) the Consenting Stockholders consented in writing to approve (i) the election of members to the Company’s board of directors (the “Board”), (ii) (ii) ratification of the appointment of Eide Bailly LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and (iii) the approval of the “Reverse Stock Split”.

When will the election of directors, ratification of the appointment of Eide Bailly, and the approval of the Reverse Stock Split become effective?

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until at least 20 days after the mailing of this definitive information statement, or as soon thereafter as is practicable. We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken. Accordingly, the election of directors, the ratification of the appointment of Eide Bailly, and the approval of the Reverse Stock Split become effective on December 1, 2020. The Reverse Stock Split may be implemented at any time prior to December 31, 2021.

ELECTION OF RICCARDO DELLE COSTE, STEVEN LANG, ARNOLD TINTER, JOSEPH M. CUGINE, ALEXANDER H. WARE, ISABELLE ORTIZ-COCHET, AND JUSTIN BORUS TO SERVE A ONE-YEAR TERM AS DIRECTORS UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED OR UNTIL THEIR DEATH, RESIGNATION, REMOVAL OR DISQUALIFICATION

Under our bylaws, the board of directors consists of no fewer than three members and no greater than nine members, as determined by the board of directors or the stockholders from time to time. The board of directors is empowered to fix the number of directors from time to time and has determined to fix the number at seven. Riccardo Delle Coste, Steven Lang, Arnold Tinter, Joseph Cugine, Alexander H. Ware, Isabelle Ortiz-Cochet, and Justin Borus are to be elected to our board of directors effective December 1, 2020.

The board of directors has nominated and approved the nominations of seven persons to serve as directors until the 2021 annual meeting, or until each director’s successor is elected and qualified. All of the nominees currently serve on our board of directors. Except as set forth below Isabelle Ortiz-Cochet’s biography, below, there are no arrangements or understandings pursuant to which a nominee has been or will be elected as a director.

Information Statement – page 2

The nominees are as follows:

Name	Age	Position
Riccardo Delle Coste	42	President, Chief Executive Officer and Chairman
Steven Lang	68	Director
Arnold Tinter	75	Secretary and Director
Joseph M. Cugine	61	President of Barfresh Corporation, Inc., and Director
Alexander H. Ware	59	Director
Isabelle Ortiz-Cochet	59	Director
Justin Borus	44	Director

Riccardo Delle Coste has been the Chairman of our board of directors, President and Chief Executive Officer since January 10, 2012. He has also been the President and Chief Executive Officer of Barfresh Inc., a Nevada corporation and our wholly owned subsidiary (“Barfresh NV”), since its inception. Mr. Delle Coste is the inventor of the patented technology and the creator of Barfresh. Mr. Delle Coste developed a unique system using controlled pre-packaged portions to deliver a freshly made smoothie that is quick, cost efficient, healthy and with no waste. In building the business, he is responsible for securing new business and maintaining key client relationships. He is also responsible for the development of new product from testing to full-scale production, establishment of the manufacturing facilities that have all necessary accreditations, technology development, product improvement and research and development with new product launches. Mr. Delle Coste also has over five years of investment banking experience. Mr. Delle Coste attended Macquarie University, Sydney, Australia while studying for a Bachelor of Commerce for 3.5 years but left to pursue business interests before receiving a degree.

Qualifications: Mr. Delle Coste has 17 years of experience within retail, hospitality and dairy manufacturing.

Steven Lang was appointed as a Director of the Company on January 10, 2012. He has also served as Secretary of Barfresh NV since its inception. Prior to joining Barfresh, from 2003 to 2007, Mr. Lang was a director of Vericap Finance Limited, a company that specializes in providing advice to and investing in Australian companies with international growth potential. From 1990 to 1999, he served as a director of Babcock & Brown’s Australian operations where he was responsible for international structured finance transactions. Mr. Lang received a Bachelor of Commerce and a Bachelor of Laws from the University of New South Wales in 1976 and a Master of Laws from the University of Sydney in 1984. He has been a member of the Institute of Chartered Accountants in Australia and was licensed to practice foreign law in New York.

Qualifications: Mr. Lang has over 40 years of experience in business, accounting, law and finance and served as Chairman of an Australian public company.

Arnold Tinter was appointed as Director, Chief Financial Officer and Secretary of the Company on January 10, 2012. Mr. Tinter resigned his position as Chief Financial Officer on May 18, 2015, and served temporarily as Principal Accounting Officer. Mr. Tinter founded Corporate Finance Group, Inc., a consulting firm located in Denver, Colorado, in 1992, and is its President. Corporate Finance Group, Inc., is involved in financial consulting in the areas of strategic planning, mergers and acquisitions and capital formation. He has been the chief financial officer and a director of other public companies. From 2006 to 2010 he was the chief financial officer of Spicy Pickle Franchising, Inc. In all of the companies his responsibilities included oversight of all accounting functions, including SEC reporting, strategic planning and capital formation. Since May 2015, he has served as chief financial officer of Bambu Franchising LLC, a privately held company that is a franchisor of Vietnamese-themed shoppes that serve drinks and desserts. Mr. Tinter received a B.S. degree in Accounting in 1967 from C.W. Post College, Long Island University, and is licensed as a Certified Public Accountant in Colorado. Mr. Tinter served in the U.S. Army as a commissioned officer, including a one-year tour of duty in Vietnam.

Information Statement – page 3

Qualifications: Mr. Tinter has over 45 years of experience as a Certified Public Accountant and a financial consultant. During his career he served as a director of numerous public companies.

Joseph M. Cugine was appointed as a Director of the Company on July 29, 2014 and on April 27, 2015, was appointed president of our wholly owned subsidiary, Barfresh Corporation, Inc. Mr. Cugine is the owner and president of Cugine Foods and JC Restaurants, a franchisee of Taco Bell and Pizza Hut in New York. He is also president and owner of Restaurant Consulting Group LLC. Prior to owning and operating his own firms, Mr. Cugine held a series of leadership roles with PepsiCo, lastly as chief customer officer and senior vice president of PepsiCo’s Foodservice division. Mr. Cugine also serves on the board of directors of The Chef’s Warehouse, Inc., a publicly traded specialty food products distributor in the U.S., as well as Ridgefield Playhouse and R4 Technology. He received his B.S. degree from St. Joseph’s University in Philadelphia.

Qualifications: Mr. Cugine’s career in sales, marketing, operations and supply chain spans more than 25 years. He has extensive industry contacts and proven experience leading and advising numerous successful food distribution companies.

Alexander H. Ware was appointed as a Director of the Company on July 13, 2016. Since September 2018, Mr. Ware has served as President of Foodsby, Inc., a fast-growing meal ordering platform for office buildings. Previously, he served as Interim President, Executive Vice President and Chief Financial Officer of Buffalo Wild Wings from October 2016 to 2018. From 2012 through 2016, Mr. Ware was Executive Chairman of MStar Holding Corporation (MicroStar), and had served as Interim Chief Executive Officer in 2013. Prior to MicroStar, he served as a Senior Advisor and previously as Executive Vice President of Strategic Development of Pohlad Companies, a family office, from 2010 to 2015. Starting in 1994, he served in increasing capacities at PepsiCo, then PepsiAmericas, Inc. culminating as Executive Vice President and Chief Financial Officer from 2005 to 2010. Previously, he was a Senior Associate at Booz Allen Hamilton, Inc. from 1990 to 1994. Mr. Ware received his Bachelor of Arts degree in Economics from Hampden-Sydney College and his Master of Business Administration from the Darden Graduate School of Business at University of Virginia. In addition to Barfresh, Mr. Ware currently serves on the board of MStar Holding Corporation and on the advisory board of Stonearch Capital.

Qualifications: Mr. Ware has specific and relevant industry experience in the production and marketing of beverages as well as the operations and management of restaurants. In addition, Mr. Ware has knowledge in the areas of strategic and financial planning, corporate development, personnel management, resource allocation and distribution.

Isabelle Ortiz-Cochet was appointed as a Director of the Company on December 16, 2016. She is the Chief Investment Officer for Unibel, parent company of Bel Group. Bel is an international France-based group, a world leader in branded cheese business, with brands such as Laughing Cow, Mini-Babybel or Boursin. In that position since January 2016, Ms. Ortiz-Cochet drives Unibel diversification strategy, and leads the investment portfolio development. She was previously VP Strategic Development at Bel Group Form September 2013 to December 2015. From 2007 to 2013, based out of Bel’s New York office, Ms. Ortiz-Cochet led the development of long term strategies in North and South America, as well as Marketing strategy in the region. Prior to that position, she held a number of leadership positions in marketing and global strategy at Bel out of the Paris office, at French, European and corporate levels. Isabelle began her career with Kimberly Clark in France. Isabelle earned a master’s degree from ESSEC Business School in France, and an executive MBA from HEC Business School, France.

Pursuant to the investor rights agreement between Barfresh and Unibel dated November 23, 2016, Unibel is entitled to appoint one director to the board of directors of Barfresh, which director is entitled to sit on each committee of the board of directors selected by the Unibel, unless Unibel has beneficial ownership of less than: (i) 75.0% of the Shares; and (ii) 5.0% of the company’s issued and outstanding common stock. Unibel has designated Isabelle Ortiz-Cochet as its board designee. Barfresh has agreed to call stockholder meetings whenever necessary to ensure Unibel’s designee is elected as a director. At any time that Unibel’s designee is not a director, Unibel’s designee will be entitled to be a board observer. Riccardo Delle Coste, Steven Lang and their respective affiliates have agreed to vote their shares in favor of Unibel’s designee.

Justin Borus was appointed as a Director of the Company on April 29, 2020. Mr. Borus has approximately 20 years of capital markets expertise. He has been the Chief Investment Officer of Ibex Investors, LLC, a firm focused on niche, differentiated strategies including microcap companies for over 10 years. Prior to joining Ibex, he worked in both the private equity and investment banking groups at Bear, Stearns & Co. Inc. in New York and London. Mr. Borus has served on the Board of Directors of several non-profits including the Anti-Defamation League and Colorado Public Radio.

Qualifications: Mr. Borus brings over 20 years of capital markets expertise.

Information Statement – page 4

CORPORATE GOVERNANCE

Leadership Structure

The positions of our chairman of the board of directors and principal executive officer are served by Riccardo Delle Coste. Our board of directors has no formal policy on whether the role of the chairman of the board of directors and principal executive officer should be held by separate persons. We believe it is important to maintain flexibility to have either combined offices or a separate chairman and principal executive officer structure as circumstances dictate and to make that determination based on the strategic and operational position and direction of the Company and the character of the membership of our board of directors.

Our board of directors believes that our current management structure, in which Mr. Delle Coste serves in a combined chairman and principal executive officer role, is appropriate for us at this time. Mr. Delle Coste possesses an understanding of the operational issues, opportunities, risks and challenges facing the Company and its business on a day-to-day and long-term basis. Given Mr. Delle Coste’s particular skills and knowledge, as well as our size and stage of development, we believe Mr. Delle Coste is best positioned to identify key risks and developments facing the Company to be brought to our board’s attention and to lead discussion and execution of strategy. We have not designated an independent lead director and do not intend to do so at this time.

Risk Oversight

Both the full board of directors and its committees oversee the various risks faced by the Company. Management is responsible for the day-to-day management of the Company’s risks and provides periodic reports to the board of directors and its committees relating to those risks and risk-mitigation efforts. Our board of directors’ oversight of risk is conducted primarily through the standing committees of the board of directors, with the audit committee taking a lead role on oversight of financial risks and in interfacing with management on significant risks or exposures and assessing the steps management has taken to minimize such risks. The audit committee also is charged with, among other tasks, oversight of management on the Company’s guidelines and policies to govern the process by which the Company’s exposure to risk is handled. Members of the Company’s management, including our principal financial officer, periodically report to the audit committee regarding risks overseen by the audit committee, including quarterly with respect to the Company’s internal control over financial reporting. The compensation committee, in consultation with management, has reviewed the design and operation of the Company’s compensation arrangements and evaluated the relationship between the Company’s risk management policies and practices and these arrangements. As a result of this review, the compensation committee has determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Our board of directors does not believe that its role in the oversight of our risks affects the board’s leadership structure.

Board of Directors and Committee Meetings

During the 2019 fiscal year, the board of directors met four times. Each of our directors attended at least 75% of the meetings. Each member of a committee of our board of directors attended at least 75% of meetings of all committees to which he belongs.

Attendance of Board Members at Annual Stockholder’s Meeting

The Company does not have a policy for Board meeting or committee meeting attendance.

Board Structure and Committees

We currently have an audit committee, a compensation committee and a nominating and governance committee. The members of the audit committee are Arnold Tinter, Steven Lang and Alexander Ware. The audit committee is primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and our system of internal controls. Steven Lang, Arnold Tinter, and Alexander Ware are independent members of the audit committee, as defined below. The members of the compensation committee are Arnold Tinter, Joe Cugine, and Riccardo Delle Coste. The compensation committee is primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers. The members of the nominating committee are Arnold Tinter, Steven Lang, and Isabelle Ortiz-Cochet. The nominating and governance committee is primarily responsible for overseeing corporate governance and for identifying, evaluating and recommending individuals to serve as directors of the company.

Information Statement – page 5

Board Determination of Independence

We use the definition of “independence” standards as defined in the NASDAQ Stock Market Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship, which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. We have determined that four of our seven directors are independent, which constitutes a majority.

Nomination of Directors

Our nominating and governance committee determines the required selection criteria and qualifications of director nominees based upon our needs at the time nominees are considered. In general, directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. In addition to the above considerations, the nominating and governance committee will consider criteria such as strength of character and leadership skills; general business acumen and experience; broad knowledge of the industry; number of other board seats; and willingness to commit the necessary time to ensure an active board whose members work well together and possess the collective knowledge and expertise required by the board of directors. The nominating and governance committee will consider these same criteria for candidates regardless of whether the candidate was identified by the committee, by stockholders, or any other source.

The nominating and governance committee will consider qualified candidates for possible nomination that are submitted by our stockholders. Stockholders wishing to make such a submission may do so by sending the requisite information to the board of directors at the address indicated herein under the heading “Stockholder Proposals for 2021 Annual Meeting.” Any recommendations submitted by a stockholder should be in writing and should include whatever supporting material the stockholder considers appropriate in support of that recommendation, but must include the information prescribed by our bylaws and any other information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as a director of Barfresh, if elected.

The nominating and governance committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information provided, an indication of the candidate’s willingness to serve and other background information, business experience, and leadership skills, all to the extent available and deemed relevant by the nominating and governance committee. This information is evaluated against the criteria set forth above and our specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the nominating and governance committee determines which candidate(s) to recommend to the board to submit for election at the next stockholder meeting. The nominating and governance committee uses the same process for evaluating all candidates, regardless of the original source of the nomination.

Our goal is to seek to achieve a balance of knowledge and experience on our board. To this end, we seek nominees with the highest professional and personal ethics and values, an understanding of our business and industry, diversity of business experience and expertise, a high level of education, broad-based business acumen and the ability to think strategically. Although we use the criteria listed above as well as other criteria to evaluate potential nominees, we do not have a stated minimum criteria for nominees. The board does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders. To date, we have not paid any third parties to assist us in finding director nominees.

Information Statement – page 6

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Information Statement, in whole or in part, the following audit committee report shall not be deemed to be “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The primary purpose of the audit committee is to assist the board of directors in fulfilling its oversight responsibilities with respect to matters involving the accounting, financial reporting and internal control functions of the Company. The audit committee has sole authority to select the Company’s independent registered public accounting firm.

The audit committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm and other financial professional services providers. These services may include audit services, audit-related services, tax services and other services. Pre-approval generally is provided for up to one year and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The Company’s independent registered public accounting firm and management report annually to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed.

Management is responsible for preparing the Company’s financial statements so that they comply with generally accepted accounting principles and fairly presents the Company’s financial condition, results of operations and cash flows; issuing financial reports that comply with the requirements of the SEC; and establishing and maintaining adequate internal control structures and procedures for financial reporting. The audit committee’s responsibility is to monitor and oversee these processes.

In furtherance of its role, the audit committee has an annual agenda, which includes periodic reviews of the Company’s internal controls and of areas of potential exposure for the Company such as litigation matters. The Committee meets at least quarterly and reviews the Company’s interim financial results and earnings releases prior to their publication.

In this context, the audit committee has reviewed and discussed with management (i) the audited financial statements of the Company for the fiscal year ended December 31, 2019, (ii) the Company’s evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2019 and (iii) the related opinions by the Company’s independent registered public accounting firm. The audit committee also has discussed with Eide Bailly LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with audit committees), as currently in effect. The audit committee also has received written disclosures and a letter from Eide Bailly LLP regarding its independence from the Company as required by Independence Standards Board Standard No. 1 (Independence Discussions with audit committees) and has discussed with Eide Bailly LLP the independence of that firm. Based upon these materials and discussions, the audit committee has recommended to the board of directors that the Company’s audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

The Audit Committee of the Board of Directors

Arnold Tinter, Chairman

Steven Lang

Alexander Ware

Information Statement – page 7

Certain Relationships and Related Transactions

The following includes a summary of transactions since the beginning of fiscal 2019 or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to or better than terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

On March 19, 2020, Justin Borus entered into a Securities Purchase Agreement (the “SPA”) with Barfresh whereby Mr. Borus agreed to purchase, for an aggregate purchase price of $1,500,000, 3,000,000 shares of common stock and warrants to purchase an additional 1,500,000 shares of common stock (the instrument evidencing the same, the “Warrant”) (subject to adjustment as provided in the SPA based on the volume-weighted average trading price for the common stock for the last twenty (20) consecutive trading days that conclude the six (6) month period after the initial closing under the SPA. On March 19, 2020, Mr. Borus also entered into an Escrow Agreement (the “Escrow Agreement”) which provides for funding (on or about April 15, 2020) into an escrow account until the minimum aggregate offering size of $3 million was reached. Mr. Borus was appointed to serve as a Director of the Company subsequent to this transaction.

The Company’s policy with regard to related party transactions requires any related party loans that are (i) non-interest bearing and in excess of $100,000 or (ii) interest bearing, irrespective of amount, must be approved by the Company’s board of directors. All issuances of securities by the Company must be approved by the board of directors, irrespective of whether the recipient is a related party. Each of the foregoing transactions, if required by its terms, was approved in this manner.

EXECUTIVE OFFICERS

The following section sets forth the names, ages, and current positions with the Company held by the executive officers, directors and significant employees together with the year such positions were assumed. There is no immediate family relationship between or among any of the executive officers or significant employees, and the Company is not aware of any arrangement or understanding between any executive officer and any other person pursuant to which he was elected to his or her current position.

Name	Age	Position
Riccardo Delle Coste	42	President, Chief Executive Officer and Chairman
Raffi Loussararian	53	Vice President Finance

Riccardo Delle Coste has been the Chairman of our board of directors, President and Chief Executive Officer since January 10, 2012. He has also been the President and Chief Executive Officer of Barfresh Inc., a Nevada corporation and our wholly owned subsidiary (“Barfresh NV”), since its inception. Mr. Delle Coste is the inventor of the patented technology and the creator of Barfresh. Mr. Delle Coste developed a unique system using controlled pre-packaged portions to deliver a freshly made smoothie that is quick, cost efficient, healthy and with no waste. In building the business, he is responsible for securing new business and maintaining key client relationships. He is also responsible for the development of new product from testing to full-scale production, establishment of the manufacturing facilities that have all necessary accreditations, technology development, product improvement and R&D with new product launches. Mr. Delle Coste also has over five years of investment banking experience. Mr. Delle Coste attended Macquarie University, Sydney, Australia while studying for a Bachelor of Commerce for 3.5 years but left to pursue business interests before receiving a degree.

Qualifications: Mr. Delle Coste has 17 years of experience within retail, hospitality and dairy manufacturing.

Information Statement – page 8

Raffi Loussararian joined Barfresh as Vice President, Finance on July 29, 2019. He was appointed as the Principal Accounting Officer on September 11, 2019. Mr. Loussararian has 29 years of progressive finance and accounting experience. Most recently, Mr. Loussararian served in the role of Vice President of Finance and consulted for various beverage brands including Diabolo Beverage 2011- 2019 and Neurobrands from 2009- 2011. Prior to that, Mr. Loussararian served as Vice President Finance and Controller for LegalZoom 2006-2008 and eBay Rent.com from 2005-2006. Mr. Loussararian began his career at Ernst & Young from 1991-1995. Mr. Loussararian holds a B.S. in Accounting and Finance from California State University, Northridge. Mr. Loussararian is a Certified Public Accountant in the State of California.

Qualifications: Mr. Loussararian has over 29 years of experience in corporate finance leadership positions.

Employment Agreements

On April 27, 2015, Smoothie, Inc. entered into an executive employment agreement with Riccardo Delle Coste, its Chief Executive Officer and director. Mr. Delle Coste is also the Chief Executive Officer and Chairman of the Company. Pursuant to the employment agreement, he will receive a base salary of $350,000 and performance bonuses of 75% of his base salary based on mutually agreed upon performance targets. In addition, Mr. Delle Coste will receive up to an additional 500,000 performance options, on an annual basis. All options granted under the employment agreement are subject to the Company’s 2015 Equity Incentive Plan.

On April 27, 2015, Smoothie, Inc. entered into an executive employment agreement with Joseph M. Cugine to serve as President of Smoothie, Inc. Pursuant to the employment agreement, Mr. Cugine will receive a base salary of $300,000 and performance bonuses of 75% of his base salary based on mutually agreed upon performance targets. In addition, Mr. Cugine will receive 8-year options to purchase up to 600,000 shares of Barfresh, one-half vesting on each of the second and third anniversaries of the date of Mr. Cugine’s employment agreement. In addition, he will receive up to an additional 500,000 performance options, on an annual basis. Mr. Cugine has agreed to reduce his salary to $25,000 annually, waived his rights to automatic performance bonuses and options not yet to be granted. All options granted under the employment agreement are subject to the Company’s 2015 Equity Incentive Plan.

The Company entered into an executive employment agreement with Raffi Loussararian on July 29, 2019, to which he agreed to serve as Vice President, Finance. Pursuant to the employment agreement, Mr. Loussararian received a base salary of $175,000 and performance bonuses of 25% of his base salary, based upon performance targets determined by the Board of Directors. In addition, Mr. Loussararian was granted 3-year options to purchase up to 150,000 shares of common stock of Barfresh. Option grants vest ratably according to the option schedule on each anniversary of the date of commencement of Mr. Loussararian’s employment. All options granted under the employment agreement are subject to the Company’s 2015 Equity Incentive Plan.

Code of Ethics

Our Chief Executive Officer and Chief Financial Officer are bound by a Code of Ethics that complies with Item 406 of Regulation S-K of the Exchange Act.

Information Statement – page 9

EXECUTIVE COMPENSATION

Overview

The compensation committee sets the compensation of our executive officers. Our objectives with respect to compensation of our executive officers are to: (1) link executive compensation to our business strategy execution and performance; (2) offer compensation designed to attract, retain and reward key executive officers; and (3) offer salary, cash bonus and incentive compensation pay opportunities that are competitive in the marketplace, recognize achievement of our business strategy objectives, and align the long-term interests of executive officers with those of our stockholders. The primary objectives that we consider are market penetration of product, revenue growth, and analysis of our financial performance as compared to our internal plans and projected forecasts.

The material elements of our compensation program for our Named Executive Officers are annual cash compensation, annual incentive compensation and long-term incentive compensation. Our Named Executive Officers are eligible to participate in our health and welfare benefit plans generally available to our other employees.

The following table summarizes all compensation for the fiscal years ending December 31, 2019 (“2019”) and December 31, 2018 (“2018”) received by our “Named Executive Officers”:

Name and Principal Position	Period	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Riccardo Delle Coste, Chief Executive Officer	2019	350,000	(1)	-	-	82,500	(2)			10,800	(4)	443,300
	2018	350,000	(1)	-	-	92,500	(3)			10,800	(4)	453,300

Raffi Loussararian, Vice President Finance	2019	74,936		-	-	51,000	(5)					125,936
	2018

Joseph Tesoriero, Chief Financial Officer	2019	105,738	(6)	-	-							105,738
	2018	290,000		-	-	92,500	(7)					382,500

1.	Of the salary earned in 2019, $232,835 was paid and $117,165 was deferred and in 2018, $164,096 was paid and $185,904 was deferred.

2.	Represents a stock option grant of 250,000 options shares issued 5/20/19 with an exercise price of $0.45, which vest ratably according to the option schedule on each anniversary over the next three years and are exercisable until 5/20/27.

Information Statement – page 10

3.	Represents a stock option grant of 250,000 options shares issued 7/25/18 with an exercise price of $0.52, which vest ratably according to the option schedule on each anniversary over the next three years and are exercisable until 7/25/26.

4.	Represents the car allowance paid to Mr. Delle Coste

5.	Represents a stock option grant of 150,000 shares issued 7/29/19 with an exercise price of $0.45, which vest ratably according to the option schedule on each anniversary over the next three years and are exercisable until 7/29/27.

6.	Of the salary earned, in 2019 $105,738 was paid and in 2018 $142,379 was paid and $147,621 was deferred.

7.	Represents a stock option grant of 250,000 options shares issued 7/25/2018 with an exercise price of $0.52, which vest ratably according to the option schedule on each anniversary over the next three years and are exercisable until 7/25/2026.

Outstanding Equity Awards at Fiscal Year-End Table

Option Awards							Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Riccardo Delle Coste	250,000	(1)			0.61	5/25/24
	125,000	(1)			0.72	11/25/24
	166,667	(2)	83,333	(2)	0.55	9/15/25
	83,333	(3)	166,667	(3)	0.52	7/26/26
			250,000	(4)	0.45	5/20/27

Raffi Loussararian	150,000	(5)			0.45	7/29/27

Joseph Tesoriero	500,000	(1)			0.82	5/1/23
	175,000	(1)			0.61	5/25/24
	54,567	(1)			0.72	11/25/24
	200,000	(1)			0.77	7/15/25
	116,667	(1)			0.55	9/15/25
	83,333	1)			0.52	7/26/26

1.	Fully vested.

2.	Vest ratably in equal increments on 9/15/18, 9/15/19 and 9/15/20.

3.	Vest ratably in equal increments on 7/26/19, 7/26/20, and 7/26/21.

4.	Vest ratably in equal increments on 5/20/20, 5/20/21, and 5/20/22.

5.	Vest ratably in equal increments on 7/29/20, 7/29/21, and 7/29/22.

Information Statement – page 11

DIRECTOR COMPENSATION

The following table summarizes the compensation paid to our directors that were not employees for the fiscal year ended December 31, 2019. A director who is a Company employee does not receive any compensation for service as a director. The compensation received by directors that are employees of the Company is shown above in the summary compensation table. We reimburse all directors for expenses incurred in their capacity as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Arnold Tinter	50,000						12,000	(1)	62,000
Steven Lang			50,000						50,000
Isabelle Ortiz-Cochet			50,000						50,000
Alex Ware		50,000							50,000
Alice Elliot			25,000	(2)					25,000

(1)	Represents consulting fees paid to Mr. Tinter.

(2)	Ms. Elliot resigned from the board on April 1, 2019.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information, as of December 31, 2019, with respect to equity securities authorized for issuance under our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in Column (a))(c)

Equity compensation plans approved by security holders	7,813,357	$0.60	6,986,643
Equity compensation plans not approved by security holders	-	$-	-

TOTAL	7,813,357	$0.60	6,986,643

Information Statement – page 12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of October 25, 2020 for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of October 25, 2020. As of October 25, 2020, the Company had 149,110,972 shares of common stock outstanding. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of October 25, 2020 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

	Common Stock
Name and address of beneficial owner (1)	Amount and nature of beneficial ownership	Percent of class o/s
Riccardo Delle Coste (2) (3) (4) (5)(6)	22,559,310	14.88%

Steven Lang (7) (8) (9) (10) (11)	21,457,760	14.28%

Arnold Tinter (15)	800,000	0.54%

Joe Cugine (13) (14) (15)	3,873,677	2.57%

Alexander Ware (16) (17) (18)	658,601	0.44%

Isabelle Ortiz-Cochet (19) (20) 2 Allee De Longchamp Suresnes, France	473,342	0.32%

Justin Borus (21)	22,674,337	14.73%

Raffi Loussararian (22)	50,000	0.03%

All directors and officers as a group (8 persons)	72,547,026	45.34%

Unibel (26) (27) (28) 2 Allee De Longchamp Suresnes, France 92150	29,451,725	18.50%

IBEX Investors LLC (fka) Lazarus Investment Partners LLLP (29) (30) 3200 Cherry Creek South Drive Suite 670 Denver, CO 80209	16,245,766	10.71%

1	The address of those listed, except as noted is c/o Barfresh Food Group Inc., 3600 Wilshire Blvd. Suite 1720, Los Angeles, CA 90010
2	Mr. Delle Coste is the Chief Executive Officer, President and a Director of the Company
3	Includes 19,524,381 shares owned by R.D. Capital Holdings PTY Ltd. and of which Riccardo Delle Coste is deemed to be a beneficial owner.
4	Includes 1,375,000 shares underlying options granted.
5	Includes 246,237 shares underlying warrants issued in connection with promissory notes the holder of which is R.D. Capital Holdings PTY Ltd. and of which Riccardo Delle Coste is deemed to be a beneficial owner.

Information Statement – page 13

6	Includes 50,000 shares underlying convertible debt
7	Mr. Lang is a Director of the Company
8	Includes 19,127,177 shares owned by Sidra Pty Limited and 516,236 by Hodumo Pty Ltd of which Steven Lang is deemed to be a beneficial owner
9	Includes 456,237 shares underlying options granted
10	Includes 675,432 and 44,082 shares underlying warrants issued in connection with a promissory note the holder of which is Hodumo Pty Limited and Sidra Pty Ltd, respectively, of which Steven Lang is deemed to be a beneficial owner.
11	Includes 300,000 shares underlying convertible debt
12	Mr. Tinter is the Secretary and a Director of the Company
13	Mr. Cugine is President of a subsidiary of the Company and a Director
14	Includes 1,350,458 shares underlying options granted.
15	Includes 481,633 shares underlying warrants issued in connection with purchase of common shares.
16	Mr. Ware is a Director of the Company
17	Includes 580,476 shares owned by The Alexander Ware Revocable Trust of which Mr. Ware is deemed to be a beneficial owner
18	Includes 78,125 shares underlying warrants issued to The Alexander Ware Revocable Trust in connection with purchase of common stock.
19	Ms. Ortiz-Cochet is a Director of the Company
20	Includes 473,342 shares underlying options granted
21	Justin Borus is a Director of the Company
22	Includes 13,612,433 owned by Ibex Investors LLC, of which Justin Borus is CIO and deemed to be a beneficial owner.
23	Includes 2,633,333 issued to Ibex Investors LLC in connection with the purchase of common stock.
24	Raffi Loussararian is the Principal Financial Officer of the Company
25	Includes 50,000 shares of options granted
26	Includes 7,812,500 shares underlying warrants issued in connection with the purchase of common stock.
27	Includes 984,025 shares underlying warrants issued in connection with a convertible promissory note
28	Includes 1,252,274 shares underlying warrants issued in connection with the purchase of common stock
29	Includes 2,633,333 shares underlying warrants issued in connection with the purchase of common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and executive officers and beneficial holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities.

To our knowledge, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to Barfresh under 17 CFR 240.16a-3(e) during our most recent fiscal year and Forms 5 and amendments thereto furnished to Barfresh with respect to our most recent fiscal year or written representations from the reporting persons, we believe that during the fiscal year ended December 31, 2019 our directors, executive officers and persons who own more than 10% of our common stock complied with all Section 16(a) filing requirements with the exception of the following:

●	Joseph Cugine, late filing of Form 4
●	Joseph Tesoriero, late filing of Form 4
●	Isabelle Ortiz-Cochet, late filing of Form 4
●	Alexander H. Ware, late filing of Form 4
●	Steve Lang, late filing of Form 4
●	Riccardo Delle Coste, late filing of Form 4

Each late filing reported one transaction. None of our officers or directors submitted Form 5 filings.

Information Statement – page 14

RATIFICATION OF THE APPOINTMENT OF EIDE BAILLY LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has reappointed Eide Bailly LLP to audit our consolidated financial statements for fiscal 2020. Eide Bailly LLP, an independent registered public accounting firm, has served as our independent auditor continuously since March 7, 2012.

Although stockholder ratification of the appointment is not required by law, we solicit such ratification as a matter of good corporate governance.

Independent Registered Public Accounting Firm Fee Information

Aggregate fees for professional services rendered to the Company by Eide Bailly LLP for the years ended December 31, 2019 and December 31, 2018 were as follows.

	2019	2018
Audit fees	$85,195	$71,982
Audit related fees	-	-
Tax fees	8,375	15,181
All other fees	-	-
Total	$93,570	$87,166

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by our principal accountant for the audit of our annual financial statements and review of financial statements included in our Form 10-K, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “audit fees;” (iii) “tax fees” are fees for professional services rendered by our principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by our principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

Audit Fees. The aggregate fees billed for the years end December 31, 2019 and December 31, 2018 were for the audits of our financial statements and reviews of our interim financial statements included in our annual and quarterly reports.

Audit Related Fees. Eide Bailly LLP did not provide us with audit related services for the years ended December 31, 2019 or December 31, 2018, that are not reported under Audit Fees.

Tax Fees. The aggregate tax fees billed for the years end December 31, 2019 and 2018 related to the preparation of corporate income tax returns.

All Other Fees. Eide Bailly LLP did not provide us with professional services related to “Other Fees” for the years ended December 31, 2019 or December 31, 2018.

Audit Committee Pre-Approval Policies and Procedures

Under the SEC’s rules, an audit committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to ensure that they do not impair the auditors’ independence. The SEC’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the audit committee’s responsibility for administration of the engagement of the independent registered public accounting firm. The Company has established an Audit Committee. Accordingly, audit services and non-audit services described hereinabove were pre-approved by an Audit Committee.

There were no hours expended on the principal accountant’s engagement to audit the registrant’s financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees.

Information Statement – page 15

APPROVAL OF REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING COMMON SHARES AT A RATIO IN THE RANGE OF 1-FOR-2 TO 1-FOR-40, WITH SUCH RATIO TO BE DETERMINED IN THE DISCRETION OF THE BOARD AND WITH SUCH REVERSE STOCK SPLIT TO BE EFFECTED AT SUCH TIME AND DATE AS DETERMINED BY THE BOARD IN ITS SOLE DISCRETION (BUT IN NO EVENT LATER THAN DECEMBER 31, 2121)

By written consent dated October 26, 2020, our Consenting Stockholders authorized the Board of Directors to implement a Reverse Stock Split at a ratio ranging from one (1) share for two (2) to one (1) share for forty (40) shares of our issued and outstanding common stock, with such ratio to be determined in the discretion of the Board and with such Reverse Stock Split to be effected at such time and date as determined by the Board, but in no event later than December 31, 2121 (the “Reverse Stock Split”). Under the DGCL, we are permitted to take an action without a meeting of stockholders if we obtain the written consent specifying the action from stockholders holding at least a majority of the voting power of our common stock. The purpose of the Reverse Stock Split is to better position us to list our common stock on a more senior stock exchange.

Amendment to Certificate of Incorporation

In connection with the Reverse Stock Split, we will file with the State of Delaware an amendment to our Certificate of Incorporation to reflect the Reverse Stock Split. The amendment to our Certificate of Incorporation will reflect the reverse split of our outstanding shares and the resulting changes to our capitalization. Upon the effectiveness of the split, each share of our issued and outstanding common stock will be reverse split, meaning that going forward, one “new” share will replace a specified number of “old” shares. No fractional shares will be issued in connection with the reverse split. Stockholders who otherwise would hold fractional shares because the number of shares of common stock they held before the Reverse Stock Split would not be evenly divisible based upon the specified split ratio will have their number of “new” shares rounded up to the nearest whole share.

Effect of the Reverse Stock Split

Split shares issued in connection with the Reverse Stock Split will be fully paid and non-assessable. The Reverse Stock Split will not affect any rights, privileges or obligations with respect to the shares of common stock existing prior to the Reverse Stock Split, nor will it increase or decrease our market capitalization, except in the circumstances discussed in the following paragraph. The number of stockholders will remain unchanged as a result of the Reverse Stock Split. The Reverse Stock Split will decrease the number of outstanding shares of common stock, but will not affect any stockholder’s proportionate interest in the Company. The par value of our common stock will remain unchanged. While the aggregate par value of our outstanding common stock will be decreased, our additional paid-in capital will be increased by a corresponding amount. Therefore, the Reverse Stock Split will not affect our total stockholders’ equity. All share and per share information included in our financial statements will be retroactively adjusted to reflect the split for all periods presented in our future financial reports and regulatory filings.

Although it is generally expected that a reverse split will result in a proportionate increase in the market price of the split shares, there can be no assurance that our common stock will trade at a multiple of our current price, or that any price increase will be sustained. If the market price of our stock declines after the implementation of the Reverse Stock Split, the percentage decline as an absolute number and as a percentage of our overall market capitalization would be greater than would be the case in the absence of the Reverse Stock Split.

Furthermore, the possibility exists that the reduction in the number of outstanding shares will adversely affect the market for our common stock by reducing the relative level of liquidity. In addition, the Reverse Stock Split may increase the number of the stockholders who own odd lots, or fewer than 100 shares. Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Stock Split will achieve the desired results outlined above.

As a result of the Reverse Stock Split, we will have available for future issuance additional shares of common stock. These shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and not outstanding shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of the Company. Any decision to issue additional shares will reduce the percentage of our stockholders’ equity held by our current stockholders and could dilute our net tangible book value. We have no immediate, definitive plans, proposals or arrangements, written or otherwise, to use these authorized and not outstanding shares of common stock following the Reverse Stock Split.

Information Statement – page 16

The following chart depicts our capitalization structure both pre-Reverse Stock Split and post-Reverse Stock Split using the number of shares outstanding as of the Record Date at different ratios:

	Reverse Stock Split Ratios
Common Stock	1-for-2	1-for-10	1-for-20	1-for-40
Issued and outstanding shares	74,555,486	14,911,098	7,455,549	3,727,775
Authorized shares	295,000,000	295,000,000	295,000,000	295,000,000

We will not become a private company because of the Reverse Stock Split.

Following the Reverse Stock Split, stockholders of record holding some or all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of our common stock they hold after the Reverse Stock Split. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

For stockholders of record holding some or all of our shares in certificated form, the share certificates will continue to be valid. In the future, New Certificates will be issued reflecting the Reverse Stock Split, but this in no way will affect the validity of your current share certificates. The Reverse Stock Split will occur on the effective date to be determined by the Board of Directors without any further action on the part of our stockholders. After the effective date of the Reverse Stock Split, each Old Certificate representing shares of pre-Reverse Stock Split common stock will be deemed to represent the appropriate number of post-Reverse Stock Split common stock. Certificates representing post-Reverse Stock Split common stock will be issued in due course as Old Certificates are tendered for exchange or transfer to our transfer agent: Action Stock Transfer, 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, Utah 84121, Attn: Legal Transfer Department. We request that stockholders do not send in any of their stock certificates at this time.

As applicable, New Certificates evidencing post-split shares that are issued in exchange for Old Certificates representing restricted shares will contain the same restrictive legend as on the Old Certificates. Also, for purposes of determining the term of the restrictive period applicable to the post-split shares, the period during which a stockholder has held their existing pre-split shares will be included in the total holding period.

Accounting Matters

The par value per share of the common stock will remain unchanged after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on the balance sheet attributable to the common stock will be reduced proportionally, based on the split ratio of the Reverse Stock Split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of the common stock outstanding. The Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

No Appraisal Rights

Under the DGCL, stockholders are not entitled to appraisal rights with respect to the proposed Reverse Stock Split and amendment to our Certificate of Incorporation.

Information Statement – page 17

ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLIT

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the Reverse Stock Split is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of our voting securities and the removal of incumbent management. Our management could use the additional shares of common stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent stockholders that would provide an above market premium by issuing additional shares of common stock.

The Reverse Stock Split is not the result of management’s knowledge of an effort to accumulate our securities or to obtain control of the company by means of a merger, tender offer, solicitation or otherwise, nor is the Reverse Stock Split a plan by management to adopt a series of amendments to our certificate of incorporation or bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Certain United States Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to “U.S. stockholders” (as defined below). This summary is not intended to be a complete discussion of all possible U.S. federal income tax consequences of the Reverse Stock Split and is included for general information purposes only. Further, it does not address the Medicare tax on net investment income or any state, local or non-U.S. income or other tax consequences. For example, state and local tax consequences of the Reverse Stock Split may vary significantly as to each U.S. stockholder, depending upon the state in which such stockholder resides or does business. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as partnerships, S corporations or other pass-through entities (or persons who hold our shares through such pass-through entities), banks or other financial institutions, individual retirement and other tax-deferred accounts, holders who acquired common stock pursuant to the exercise of employee stock options or otherwise as compensation, traders in securities that elect to apply a mark-to-market method of accounting, insurance companies, regulated investment companies, real estate investment trusts, dealers or traders in securities or currencies, former citizens or residents of the United States subject to Section 877 of the Code, corporations that accumulate earnings to avoid United States federal income tax, taxpayers subject to the alternative minimum tax, persons subject to the base erosion and anti-abuse tax, holders who actually or constructively own more than 5% of the outstanding stock of the company, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, tax-exempt entities U.S. stockholders whose functional currency is not the U.S. dollar, and holders who hold common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction.

For purposes of this discussion, the term “U.S. stockholder” means a means a beneficial owner of Common Stock, that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation for U.S. federal income tax purposes, organized under the laws of the United States any state thereof or the District of Columbia, (iii) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes or (iv) an estate, the income of which is subject to U.S. federal income tax regardless of its source.

The discussion below is based on the provisions of the U.S. federal income tax law as of the date hereof, which are subject to change retroactively as well as prospectively. This summary also assumes that the shares held by a U.S. stockholder prior to the Reverse Stock Split (“Old Shares”) were, and the shares owned by such stockholder immediately after the Reverse Stock Split (“New Shares”) will be, held as “capital assets,” as defined in the Code, generally property held for investment. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. The discussion below regarding the U.S. federal income tax consequences of the Reverse Stock Split also is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder is urged to consult with his, her or its own tax advisor with respect to the tax consequences of the Reverse Stock Split.

Information Statement – page 18

U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Stockholders

In general, no gain or loss should be recognized by a U.S. stockholder upon such stockholder’s exchange, or deemed exchange, of Old Shares for New Shares pursuant to the Reverse Stock Split. Accordingly, the aggregate tax basis of the New Shares received in the Reverse Stock Split should be the same as such stockholder’s aggregate tax basis in the Old Shares being exchanged (excluding the portion of the tax basis allocable to any fractional share), and holding period for the New Shares received should include the holding period for the Old Shares being exchanged. Special tax basis and holding period rules may apply to holders that acquired different blocks of stock at different prices or at different times. Holders should consult their own tax advisors as to the applicability of these special rules to their particular circumstances.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for information statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single information statement or Notice of Internet Availability of Stockholder Materials addressed to those stockholders. This practice, known as “householding”, is designed to reduce the volume of duplicate information and reduce printing and postage costs.

If you and others who share your mailing address own our common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and information statement or Notice of Internet Availability of Stockholder Materials from each company whose stock is held in such accounts. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it and a single copy of our information statement and annual report or Notice of Internet Availability of Stockholder Materials has been sent to your address.

We will promptly deliver separate copies of our information statement and annual report at the request of any stockholder who is in a household that participates in the householding of our stockholder materials. You may send your request by mail to Barfresh Food Group, Inc., 3600 Wilshire Boulevard Suite 1720, Los Angeles, CA 90010, attention: Arnold Tinter, Secretary or by telephone at (310) 598-7113.

STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

Stockholder proposals for inclusion in our proxy statement: If a stockholder wishes to present a proposal to be included in our proxy statement and form of proxy for the 2021 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC and namely, Securities Exchange Act Rule 14a-18. That rule requires that the proposal be received by our Secretary no later than 120 calendar days before the anniversary date of the date materials were mailed for the preceding year’s annual meeting. In cases such as this where the registrant did not hold an annual meeting during the prior year, then the nominating shareholder or nominating shareholder group must provide notice a reasonable time before the registrant mails its proxy materials, as specified by the registrant in a Form 8-K filed pursuant to Item 5.08 of Form 8-K.

We urge stockholders to submit all proposals by Certified Mail - Return Receipt Requested. Stockholder proposals should be sent to 3600 Wilshire Boulevard Suite 1720, Los Angeles, CA 90010, attention: Arnold Tinter, Secretary.

Information Statement – page 19

STOCKHOLDER ADVISORY VOTES

The current frequency of stockholder advisory vote on the compensation paid to our Named Executive Officers is every three years. The next stockholder advisory vote on the compensation paid to our Named Executive Officers and on how frequently we should seek approval from our stockholders, on an advisory basis, of the compensation paid to our Named Executive Officers will occur at the Company’s 2022 annual meeting.

By Order of the Board of Directors,

/s/ Riccardo Delle Coste
Riccardo Delle Coste
Chairman and Chief Executive Officer
November __, 2020

Information Statement – page 20